UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

STERIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	001-38848	98-1455064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Sir John Rogerson’s Quay

Dublin 2, Ireland , D02 R296

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +353 1232 2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	STE	New York Stock Exchange
2.700% Senior Notes due 2031	STE/31	New York Stock Exchange
3.750% Senior Notes due 2051	STE/51	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On June 2, 2021 (the “Closing Date”), STERIS plc, a company incorporated under the laws of Ireland (“STERIS”), completed its previously announced acquisition of Cantel Medical Corp. (now known as Cantel Medical LLC) (the “Company” or “Cantel”) pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 12, 2021, as amended March 1, 2021, by and among STERIS, Solar New US Holding Co, LLC (now known as Solar New US Holding Corporation), a wholly owned subsidiary of STERIS (“US Holdco”), Crystal Merger Sub 1, LLC, a direct and wholly owned subsidiary of US Holdco (“Crystal Merger Sub”), and Cantel. Pursuant to the terms of the Merger Agreement, prior to the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Company incorporated Canyon HoldCo, Inc., a Delaware corporation and direct and wholly owned subsidiary of Cantel (“Canyon Newco”), and Grand Canyon Merger Sub, Inc., a Delaware corporation and direct and wholly owned subsidiary of Canyon Newco (“Canyon Merger Sub”) and on March 1, 2021, Canyon Newco, Canyon Merger Sub and Cantel entered into a joinder to the Merger Agreement through which Canyon Newco and Canyon Merger Sub became parties to the Merger Agreement. The Merger Agreement provides for, among other things, (a) the merger of Canyon Merger Sub with and into the Company, with the Company surviving the merger as a direct wholly owned subsidiary of Canyon Newco (the “Pre-Closing Merger”), (b) immediately following the Pre-Closing Merger, the conversion of the Company from a Delaware corporation to a Delaware limited liability company (the “Pre-Closing Conversion”), (c) immediately following the Pre-Closing Conversion, the merger of Crystal Merger Sub with and into Canyon Newco, with Canyon Newco surviving the merger as a direct and wholly owned subsidiary of US Holdco (the “First Merger”) and (d) immediately after the First Merger, the merger of Canyon Newco with and into US Holdco, with US Holdco surviving the merger and remaining a wholly owned subsidiary of STERIS (the “Second Merger” and, together with the First Merger, the “Mergers”).

On the Closing Date, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, the Mergers were completed. At the effective time of the Pre-Closing Merger (the “Pre-Closing Merger Effective Time”), the separate corporate existence of Canyon Merger Sub ceased, and the Company survived the Pre-Closing Merger as a wholly owned subsidiary of Canyon Newco. At the effective time of the First Merger (the “First Merger Effective Time”), the separate existence of Crystal Merger Sub ceased, and Canyon Newco survived the First Merger as a wholly owned subsidiary of STERIS. At the effective time of the Second Merger (the “Second Merger Effective Time”), the separate corporate existence of Canyon Newco ceased, and US Holdco survived the Second Merger as a wholly owned subsidiary of STERIS.

Item 1.01	Entry into a Material Definitive Agreement.

On the Closing Date, the Company, STERIS and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of June 2, 2021 (the “First Supplemental Indenture”), to the indenture, dated as of May 15, 2020 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee, relating to the Company’s 3.25% Convertible Senior Notes due 2025 (the “Convertible Notes”).

As a result of the Mergers, and pursuant to the First Supplemental Indenture, the Convertible Notes are no longer convertible into shares of common stock, par value $0.10 per share of the Company (“Company Shares”). Instead, to the extent such Convertible Notes were convertible immediately prior to the Mergers, such Convertible Notes will be convertible into cash and STERIS Shares (as defined below) in proportion to the Merger Consideration (as defined below) payable pursuant to the Merger Agreement, pursuant to the “Reference Property” provisions in the Indenture. This Current Report on Form 8-K does not constitute an offer or solicitation with respect to any securities.

The foregoing descriptions of the First Supplemental Indenture and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the full text of the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above, at the Second Merger Effective Time on the Closing Date, STERIS completed its previously announced acquisition of the Company. As a result of the Mergers, the Company became a wholly-owned subsidiary of STERIS. At the Pre-Closing Merger Effective Time, each Company Share issued and outstanding immediately before the Pre-Closing Merger Effective Time was converted into one share of common stock of Canyon Newco (the “NewCo Shares”). At the First Merger Effective Time, each NewCo Share issued and outstanding immediately before the First Merger Effective Time was converted into the right to receive (a) $16.93 in cash, without interest, and (b) 0.33787 ordinary shares, par value $0.001 per share, of STERIS (the “STERIS Shares”, and such consideration, the “Merger Consideration”).

At the First Merger Effective Time, each award of restricted stock units corresponding to Company Shares (each, a “Company RSU Award”) granted under the Company’s 2016 Equity Incentive Plan and the Company’s 2020 Equity Incentive Plan (other than an award contemplated by clauses (a) and (b) of the next sentence) to the extent not vested was automatically converted into a STERIS restricted share unit award (a “STERIS RSU Award”). Each Company RSU Award (a) held by a non-employee director of the Company, certain retired employees and Charles M. Diker (the “Converted RSU Holders”) was converted into the number of Company Shares covered by such Company RSU Award prior to the Pre-Closing Merger Effective Time and each such Company Share was converted into a Newco Share at the Pre-Closing Merger Effective Time and ultimately into the right to receive the Merger Consideration at the First Effective Time and (b) that was subject to performance-based vesting conditions was automatically converted into a STERIS RSU Award and, subject to certain conditions, will vest pursuant to a schedule based on the date when the Company RSU Award was granted.

In connection with the closing of the First Merger, STERIS paid approximately $716.4 million in cash and issued approximately 14.3 million STERIS Shares to former holders of Newco Shares and the Converted RSU Holders.

The issuance of STERIS Shares in connection with the Merger Agreement was registered under the Securities Act of 1933 pursuant to STERIS’s registration statement on Form S-4 (Registration No. 333-253799) declared effective by the Securities and Exchange Commission (the “SEC”) on April 1, 2021 (the “Registration Statement”). The proxy statement/prospectus in the Registration Statement contains additional information about the Mergers and incorporates by reference additional information about the Mergers from Current Reports on Form 8-K filed by STERIS and the Company.

The foregoing description of the Merger Agreement and transactions contemplated thereby is subject to and qualified in its entirety by reference to the Merger Agreement and the Amendment to the Merger Agreement, which are filed as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K, respectively, the terms of which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Obligation of a Registrant.

As previously disclosed, on March 19, 2021, STERIS, STERIS Corporation, STERIS Limited, and STERIS Irish FinCo Unlimited Company, each as a borrower and guarantor, entered into a delayed draw term loan agreement with various financial institutions as lenders, and JPMorgan Chase Bank, N.A., as administrative agent (the “Delayed Draw Term Loan Agreement”) providing for a $750 million delayed draw term loan facility. In connection with the consummation of the Mergers, a wholly owned subsidiary of STERIS borrowed $650 million under the Delayed Draw Term Loan Agreement (and STERIS terminated the remaining $100 million that was originally available thereunder), the proceeds of which were used, together with the proceeds from other new indebtedness, to fund the cash consideration for the Mergers, as well as the refinancing, prepayment, replacement, redemption, repurchase, settlement upon conversion, discharge or defeasance of certain existing indebtedness of Cantel and its subsidiaries, transaction expenses, general corporate purposes and working capital needs.

The foregoing description of the Delayed Draw Term Loan Agreement and transactions contemplated thereby is subject to and qualified in its entirety by reference to the Delayed Draw Term Loan Agreement, which is filed as Exhibit 10.1 to STERIS’s Current Report on Form 8-K dated March 19, 2021, the terms of which are incorporated by reference herein.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The audited financial information of the Company required to be filed under Item 9.01 (a) is included in Part II, Item 8 of the Company’s Annual Report on Form 10-K filed on September 25, 2020 and Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q filed on May 28, 2021 and is incorporated by reference herein.

(b) Pro forma financial information.

The pro forma financial information required to be filed under Item 9.01 (b) is included in Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 12, 2021, by and among STERIS plc, Solar New US Holding Co, LLC (now known as Solar New US Holding Corporation), Crystal Merger Sub 1, LLC and Cantel Medical Corp. (now known as Cantel Medical LLC) (incorporated by reference herein to Exhibit 2.1 to STERIS plc’s Current Report on Form 8-k filed on January 12, 2021) (SEC File No. 001-38848).

2.2	Amendment to the Agreement and Plan of Merger, dated March 1, 2021, by and among STERIS plc, Solar New US Holding Co, LLC (now known as Solar New US Holding Corporation), Crystal Merger Sub 1, LLC and Cantel Medical Corp. (now known as Cantel Medical LLC) (incorporated by reference herein to Exhibit 2.2 to STERIS plc’s Registration Statement on Form S-4 filed on March 2, 2021) (SEC File No. 333-253799).

4.1	First Supplemental Indenture, dated June 2, 2021, by and among Cantel Medical Corp. (now known as Cantel Medical LLC), STERIS plc and Wells Fargo, National Association, as trustee.

23.1	Consent of Deloitte & Touche LLP

99.1	Pro forma financial information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
Name:	J. Adam Zangerle
Title:	Senior Vice President, General Counsel & Company Secretary

Dated: June 8, 2021